SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
[   ] Definitive Information Statement

ExchangeBlvd.com, Inc.
(Name of Registrant as Specified In Its Charter)

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[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
____________________________________________________________________
4)            Proposed maximum aggregate value of transaction:
____________________________________________________________________

5)	Total Fee Paid: ______________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXCHANGEBLVD.COM, INC.
13010 Morris Road Building 1, 6th Floor
Alpharetta, GA 30004
____________________

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

____________________

______________, 2008

Shareholders owning a majority of the voting stock of ExchangeBlvd.com, Inc., have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will (i) effectuate a reverse stock split of our common stock by changing and reclassifying each Fifteen (15) shares of our issued and outstanding common stock, par value $0.001 per share (“Common Stock”) into one (1) fully paid and non-assessable share of Common Stock; and (ii) change our corporate name to “WorldWide Auction Solutions, Inc.”

Shareholders of record at the close of business on September 4, 2008 will be entitled to notice of this shareholder action by written consent. Since the actions were approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the name change and the reverse split will become effective on or after ____________, 2008.

Kenneth E. Sidler
Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

EXCHANGEBLVD.COM, INC.
____________________

INFORMATION STATEMENT

____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Shareholders holding a majority of the voting power of the company took action by written consent on August 1, 2008 for the purpose of approving an amendment to the company’s articles of incorporation (the “Charter Amendment”) to (i) effectuate a 1-for 15 reverse split of the company’s issued and outstanding common stock (the “Reverse Split”); and (ii) change the company’s corporate name to “WorldWide Auction Solutions, Inc.” (the “Name Change”).

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. As of August 1, 2008, there were 88,934,618 shares of our common stock outstanding. Shareholders of record at the close of business on September 4, 2008, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock.

On August 1, 2008, Michael J. Appleby, David Kennedy, Kenneth E. Sidler, Andrew R. Schechter, Larry Tedesco, and McGinn Smith Licensing Company, holders of 44,781,763 voting rights with respect to their 44,781,763 shares of our Common Stock delivered written consents to us adopting the proposals set forth herein. Messrs. Appleby, Kennedy, Sidler, Schechter, and Tedesco, and McGinn Smith Licensing Company collectively hold approximately 50.4% of the outstanding voting rights. For a detailed breakdown of their holdings, please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 1, 2008 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Except as set forth in the footnotes to the table, the persons names in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

Name And Address (1)	Number Of Shares Beneficially Owned	Percentage Owned	Number of Shares Beneficially Owned Post Reverse Split
Michael Appleby(3)	5,249,751	6.2%	349,983
David Kennedy(3) Kenneth E. Sidler(2)(3)	3,877,333 4,234,982	4.6% 5.0%	258,489 282,332
Larry Tedesco(3)	13,860,423	16.4%	924,028
James Malcom Andrew Schechter All directors and officers as a group	700,000 59,274 27,981,763	.8%* 0.07%* 31%	46,667 3,952 1,865,451
----------------------------------------------

* Less than 1% of the outstanding shares of common stock.
(1)	Unless otherwise noted, the address for each person is 13010 Morris Road 6th Floor, Bldg. 1 Alpharetta, GA 30004
(2)	President & Chief Executive Officer
(3)	Director
(4)	Based on 5,928,975 shares of common stock outstanding after the 1-for-15 reverse split.

PROPOSAL 1
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO EFFECTUATE A 1-FOR-15 REVERSE STOCK SPLIT

Introduction

On August 1, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to effectuate a 1-for-15 reverse stock split. Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On August 1, 2008, the holders of our voting stock approved the 1-for-15 reverse stock split.

Effective Time of the Reverse Split

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the reverse stock split with the Secretary of State of Delaware. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Preliminary Information Statement is sent to our shareholders. A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Reasons for the Reverse Stock Split

Our board of directors seeks to adopt the one for fifteen reverse stock split in order to improve our capitalization. The number of total shares outstanding on July 24, 2008 was 88,934,618. Our board of directors believes that this number of outstanding shares, along with the low per share market price of our common stock, impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of our company.

Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through the sale of stock or the cost of debt we may incur.

We hope that the decrease in the number of shares of our outstanding common stock resulting from the reverse split, and the anticipated increase in the price per share, will encourage greater interest in our common stock among members of the financial community and the investing public and possibly create a more liquid market for our stockholders with respect to those shares presently held by them. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse split is affected, particularly if the price per share of our common stock begins a declining trend after the reverse split is affected. Companies which effectuate reverse stock splits often experience such a declining trend.

In addition, the resulting reduction in the number of issued and outstanding shares of common stock provides the company with additional authorized but un-issued shares which can be utilized for future financing, acquisitions or mergers or to otherwise carry out the company’s business objectives.

It is possible that the reverse split will not achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse split will increase proportionately with the reverse split, or that any increase will be sustained for any period of time.

We are not aware of any present efforts by anyone to accumulate our common stock, and the proposed reverse split is not intended to be an anti-takeover device.

Possible Disadvantages

The liquidity of our common stock may be adversely affected by the reduced number of freely-tradeable shares outstanding after the reverse stock-split. The reverse stock-split will cause the number of “odd-lot” holders to go up and cause the number of “round-lot” holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock’s distribution, and a lower number may reflect more negatively on our shares. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

Notwithstanding these potential disadvantages, the board of directors believes that the reverse stock-split is in our best interest for the reasons set forth above.

Effects of Reverse Stock-Split

The reverse stock-split will increase our authorized but unissued common stock, which may be used by our board of directors in order to thwart anti-takeover efforts by outsiders. The board nominees are not aware of any such current takeover efforts, and the reverse split is not being proposed as an anti-takeover measure.

Following the reverse split, our capital structure will be as follows:

(i)	5,928,975 shares of common stock, $0.001 par value per share, outstanding;
(ii)	200,000,000 shares of common stock authorized, with 153,333 shares reserved for issuance

While management is currently seeking attractive equity or debt financing arrangements, there are currently no proposals or arrangements, written or otherwise, to issue additional shares of our common stock at this time. However, should we issue additional shares of stock in the future, this could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.

Our charter currently provides that preferred stock may be issued in one or more series. Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock. Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely. An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock. The board of directors has no present plans, understandings, or agreements to issue any preferred stock. Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequences.

Stock Certificates and Fractional Shares

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the reverse stock-split with our transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

We will not issue any certificates representing fractional shares of our common stock in the transaction. We will not be paying any cash to stockholders for any fractional shares resulting from the reverse split; rather, any resulting fractional shares shall be rounded up to the nearest whole number.

Our transfer agent is the Interwest Transfer Company, Inc.

Procedure for Implementing the Reverse Stock-Split

In connection with the reverse stock-split, fifteen (15) shares of our pre-split outstanding common stock will be exchanged for one share of common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by 15.

We will not issue any certificates representing fractional shares of our common stock in the transaction. Any resulting fractional shares shall be rounded up to the nearest whole number. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Federal Income Tax Consequences

The following discussion generally describes certain federal income tax consequences of the reverse stock-split to our stockholders. The following does not address any foreign, state, local tax or alternative minimum income, or other federal tax consequences of the proposed reverse stock-split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership of the common stock. Each stockholder should consult his or her accountants for more information in this regard.

We believe that the reverse stock-split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code or as a stock-for-stock exchange under Section 1036(a) of the Code. As a result, no gain or loss should be recognized by us or our stockholders in connection with the reverse stock-split. A stockholder’s aggregate tax basis in his or her shares of post- reverse stock-split common stock received from us will be the same as his or her aggregate tax basis in the pre- reverse stock-split common stock exchanged therefor. The holding period of the post- reverse stock-split common stock surrendered in exchange therefor will include the period for which the shares of pre-reverse stock-split common stock were held, provided all such common stock was held as a capital asset on the date of the exchange.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the reverse stock-split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (such as life insurance companies, regulated investment companies and foreign taxpayers).

No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the federal income tax consequences to our stockholders as a result of the reverse stock-split. Accordingly, each stockholder is encouraged to consult his or her tax advisor regarding the specific tax consequences of the proposed transaction to such stockholder, including the application and effect of state, local and foreign income and other tax laws.

No Appraisal Rights

Under Delaware law, the company’s shareholders are not entitled to appraisal rights with respect to the reverse stock split and the company will not independently provide shareholders with any such right.

PROPOSAL 2
AMENDMENT TO OUR ARTICLES OF
INCORPORATION TO CHANGE OUR NAME TO
WORLDWIDE AUCTIONS SOLUTIONS, INC.

Introduction

On August 1, 2008, our board of directors unanimously adopted a resolution declaring it advisable to amend our articles of incorporation to change our name to “WorldWide Auction Solutions, Inc.” Our board of directors further directed that this amendment to our articles of incorporation be submitted for consideration by our stockholders. On August 1, 2008, the holders of our voting stock approved the amendment of our articles of incorporation to change our name to “WorldWide Auction Solutions, Inc.” A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Effective Time of the Name Change

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the name change with the Secretary of State of Delaware. This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Delaware. It is presently contemplated that such filing will be made on _____ , 2008.

 Reasons for the Name Change

Our board of directors feels that this name change is in our best interest. In light of our current business strategy and the expanding nature of the Company’s business, ExchangeBlvd.com no longer accurately reflects the company’s operations and interests.

You are not required to exchange your certificate(s) of ExchangeBlvd.com for new stock certificates reflecting our new name of WorldWide Auction Solutions, Inc., although you may do so if you wish.

By Order of the Board of Directors

_________________________
Kenneth E. Sidler
Chief Executive Officer

___________, 2008
Alpharetta, GA

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
EXCHANGEBLVD.COM, INC.
a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

        EXCHANGEBLVD.COM, INC., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law (the "Corporation"), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

        FIRST:    That in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that Article I of the Corporation's Amended and Restated Certificate be amended to read as follows:

FIRST: "The name of this Corporation shall be: WorldWide Auction Solutions, Inc."

        RESOLVED FURTHER, that Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a paragraph thereto, which such paragraph shall appear as the last paragraph of Article IV and shall read as follows:

"Upon the effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation, every fifteen (15) shares of the Corporation's issued and outstanding Common Stock shall, automatically and without any action on the part of the holder thereof, be reclassified and changed into one (1) share of the Corporation's Common Stock, par value $0.001 per share."

SECOND:    That thereafter, pursuant to a resolution of its Board of Directors, in accordance with Section 242 of the General Corporation Law of the State of Delaware, the Corporation's stockholders approved and authorized the foregoing amendment (the "Amendment").

        THIRD:    That the Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Kenneth E. Sidler, its duly authorized President and Chief Executive Officer this day of August      , 2008.

WorldWide Auction Solutions, Inc.
a Delaware Corporation

By:

Kenneth E. Sidler
 President & Chief Executive Officer